Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 8, 2006, accompanying the financial statements and management’s assessment of the effectiveness of internal control over financial reporting included on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Dorchester Minerals L.P., Inc. on Form S-4 (File No. 333-124544, effective May 2, 2005).

/s/ Grant Thornton LLP

Grant Thornton LLP

Dallas, Texas

March 8, 2006